Exhibit 23.1

Consent of Independent Public Accounting Firm

Atlanticus Holdings Corporation
Atlanta, Georgia
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-150988-99) of Atlanticus Holdings Corporation of our report dated March 28, 2014, relating to the consolidated financial statements, which appears in the Annual Report on Form 10-K.

/s/ BDO USA, LLP
Atlanta, Georgia
March 28, 2014